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                                                                 EXHIBIT 10.11.1

                           SECOND AMENDMENT TO LEASE

      THIS SECOND AMENDMENT TO LEASE (the "Amendment") is made and entered into this 30th day of November, 1999, by and between MERRILL PLACE, LLC, a Washington limited liability company ("Landlord"), and FREESHOP.COM, INC. ("Tenant").

      RECITALS:

      A. On the 23rd day of September, 1997, Landlord and Tenant entered into a Lease Agreement (the "Lease"), which Lease provides for the lease by Landlord to Tenant of certain premises consisting of 9,670 square feet of office floor area on the third floor and 2,117 square feet of balcony floor area (the "Original Premises") of the Schwabacher Warehouse Building located at 95 South Jackson Street, Seattle, King County, Washington (the "Warehouse Building").

      B. Pursuant to an Amendment to Lease dated February 16, 1999 (the "First Amendment"), Tenant agreed to lease additional space (the "First Additional Space") on the second floor of the Warehouse Building consisting of 8,374 square feet of office space and 1,211 square feet of office space on the first floor.

      C. Tenant has exercised its right of first opportunity to lease additional space in the Warehouse Building pursuant to Paragraph 36 of the Lease.

      D. The parties hereto desire by these presents to amend the Lease in certain respects to reflect the lease of such additional space by Landlord to Tenant.

      NOW, THEREFORE, for and in consideration of the recitals, which are incorporated herein, and other good and valuable consideration, the parties hereto agree that the Lease shall be, and the same is hereby amended as follows:

      1. Additional Space. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately 1,518 rentable square feet of floor area on the first floor and 8,000 rentable square feet of floor area in the basement of the Warehouse Building (the "Second Additional Space") (hereinafter the Original Premises, the First Additional Space and the Second Additional space are collectively called the "Premises"), upon the same terms and conditions contained in the Lease, except as provided otherwise herein. The Second Additional Space is shown on the drawing attached hereto as Exhibit A and incorporated herein by this reference.

      2. Rentable Area. The exact measurement of the Second Additional Space will be computed by an AIA architect based upon BOMA standards and, upon completion, the parties will execute an addendum to this Amendment setting forth the actual square footage of the Premises and the percentage of square footage of the Premises compared to the area of the Warehouse Building utilized for office space.


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     3.  Commencement Date for Second Additional Space. The Lease commencement date for the Second Additional Space (the "Commencement Date for the Second Additional Space") shall be the later to occur of February 15, 2000, or the date of substantial completion of the Tenant Improvements (defined below); provided that if Tenant causes delays in the construction schedule set forth in paragraph 9 below, the Commencement Date for the Second Additional Space will be February 15, 2000.

     4. Expiration Date. The expiration date of the Lease is hereby extended from May 31, 2003 to May 31, 2004 (the "Termination Date"). All of Tenant's rights to lease the Premises will terminate on the Termination Date.

     5. Early Termination. Tenant may terminate the Lease upon the second and third anniversary of the Commencement Date for the Second Additional Space, at no additional cost to Tenant, provided that Tenant gives at least 270 days prior written notice to Landlord. Notwithstanding the foregoing, this early termination right is contingent upon Landlord's not being able to provide Tenant with additional expansion space within Merrill Place to meet Tenant's expansion requirements set forth in Tenant's termination notice. This paragraph supersedes all termination rights under the Lease as amended by the First Amendment.

     6. Rent for Additional Space. Tenant shall pay Landlord rent based on the following schedule for all occupied office space commencing on the Commencement Date for the Second Additional Space:


                                FIRST AND SECOND ADDI-        ORIGINAL PREMISES
    RENTAL PERIOD               TIONAL SPACE $/RSF/YEAR           $/RSF/YEAR

Commencement to 5/31/2000                $18.50                   $21.00
6/1/2000 to 5/31/2001                    $19.50                   $22.00
6/1/2001 to 5/31/2002                    $20.50                   $23.00
6/1/2002 to 5/31/2003                    $21.50                   $24.00
6/1/2003 to 5/31/2004                    $22.50                   $25.00


Rent for the balcony space shall remain at $4.00 per square foot per year throughout the term of the Lease.

     7. Operating Expenses. Paragraph 8(vi) of the Lease is hereby amended to read as follows:

     "Base Service Year" shall mean 1997 for the Original Premises and 1999 for the First Additional Space and 2000 for the Second Additional Space.

     8. Landlord Improvements. Landlord agrees to make the following improvements to or for the Second Additional Space and its systems (the "Landlord Improvements"):

         a. Landlord will provide adequate electrical capacity to the main distribution panel. Distribution throughout the Second Additional Space is part of Tenant Improvements costs per industry standards.

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          b.   Landlord will upgrade and add new HVAC equipment into the Second
Additional Space at its sole cost, but distribution from each heat pump unit is part of the Tenant Improvement costs per industry standards. The HVAC fresh air duct will remain in its current location as it serves the entire building.

     9. Tenant Improvements. Landlord will construct all improvements to the Second Additional Space requested by Tenant (the "Tenant Improvements") according to plans and specifications approved by Landlord and Tenant; provided that the Tenant Improvements to the server room on the first floor will include finished walls only. The Commencement Date for the Second Additional Space of February 15, 2000 is contingent upon Landlord's and Tenant's meeting the following construction schedule:

     NOVEMBER 30, 1999. Tenant's architect will deliver to Landlord an approved set of permit-ready construction documents initialed by Tenant. Landlord will review said documents for completeness and then submit them to the City of Seattle for building permits immediately upon Landlord's approval of the drawings.

     DECEMBER 1, 1999. Demolition of the Second Additional Space commences. Tenant acknowledges that demolition and construction of the Tenant Improvements to the Second Additional Space could cause some inconvenience to its current occupancy of the Original Premises and First Additional Space.

     DECEMBER 15, 1999. Anticipated date that building permit will be issued. Upon issuance of the building permit, construction of the Tenant Improvements will begin.

     FEBRUARY 15, 2000. Anticipated delivery date of Second Additional Space.

     Landlord agrees to obtain a minimum of two (2) construction bids from qualified contractors, and to select the lowest bid, subject to bid qualification by Landlord. Tenant shall have the right to review Landlord's decision.

     10. Tenant Improvement Allowance. Landlord will provide Tenant with an improvement allowance for the Tenant Improvements in the Second Additional Space of $10.00 per rentable square foot of the Second Additional Space. Tenant agrees to pay, on or before the Commencement Date for the Second Additional Space, for all costs of the Tenant Improvements in excess of this tenant improvement allowance.

     11. Parking. Paragraph 1(h) of the Lease is hereby amended to read as follows:



          (h) PARKING. During the term of this Lease, Landlord will provide parking stalls for up to twenty-seven (27) cars on a nonreserved basis for ninety percent (90%) of the posted market rental rate. Landlord will also provide Tenant with one (1) Executive Reserved parking space at the same rental rate. Additional monthly parking stalls may be available to Tenant's employees and visitors on a first come, first served basis.


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        12. Counterparts. This Amendment may be executed in one or more counterparts, and all of the counterparts shall constitute but one and the same agreement, notwithstanding that all parties hereto are not signatories to the same or original counterpart.

        13. All Other Terms Remain Unchanged. Except as amended herein, all other terms and conditions of the Lease, as amended by the First Amendment, shall remain unchanged and in full force and effect, including but not limited to, Tenant's Right of First Option contained in Paragraph 36 of the Lease, except that the rental rate for any Expansion Space (as defined in Paragraph 36) will be the same as for the Second Additional Space.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


"LANDLORD"                           MERRILL PLACE, LLC, a Washington limited
                                     liability company


                                     By:  NSD, LLC, a Washington limited
                                          liability company, its manager


                                          By:  /s/ KEVIN DANIELS
                                              ----------------------------
                                                   Kevin Daniels, Member

"TENANT"                             FREESHOP.COM, INC.



                                     By:  /s/ JOHN A. WADE
                                         ---------------------------------
                                         Its: CFO
                                              ----------------------------




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STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

     I certify that I know or have satisfactory evidence that KEVIN DANIELS is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as a Member of NSD, LLC, in its capacity as the Manager of MERRILL PLACE LLC, to be the free and voluntary act and deed of each of said limited liability companies, for the uses and purposes mentioned in the instrument.

     WITNESS my hand and official seal hereto affixed this 7th day of December, 1999.

                                        /s/ LINDA PIERATT
                                        ----------------------------------------
                                        (Signature of Notary)

                                        Linda Pieratt
                                        ----------------------------------------
                                        (Print or stamp name of Notary)
                                        NOTARY PUBLIC in and for the State
                                        of Washington
                                        My Appointment Expires:  8-19-00
                                                               -----------------


STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

     I certify that I know or have satisfactory evidence that John A. Wade is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Chief Financial Officer of FREESHOP.COM, INC. to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned in the instrument.

     WITNESS my hand and official seal hereto affixed this 1st day of December, 1999.

                                        /s/ SHERRY ANN LANDRUM
                                        ----------------------------------------
                                        (Signature of Notary)


                                                     Notary Public
                                                  State of Washington
                                                   Sherry Ann Landrum
                                            Appointment Expires Oct. 2, 2002
                                        ----------------------------------------
                                        (Print or stamp name of Notary)
                                        NOTARY PUBLIC in and for the State
                                        of Washington
                                        My Appointment Expires: Oct. 2, 2002
                                                                ----------------

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                                   EXHIBIT A

                         (DRAWING OF ADDITIONAL SPACE)




















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